UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) December 29, 2005

Student Loan Consolidation Center Student Loan Trust I (Issuer)

Education Loan Asset-Backed Trust I (Issuer)

Consolidation Loan Funding, LLC (Depositor of the Issuers)

(Exact Name of Co-Registrant as Specified in its Charter)

Delaware

Delaware

Delaware

(State or Other Jurisdiction of Incorporation)

333-121494-02 333-121494-04 333-121494	36-7381346 32-6028143 31-1801569
(Commission File Numbers)	(I.R.S. employer identification number)

9477 Waples Street, Suite 100 San Diego, California 92121	9477 Waples Street, Suite 100 San Diego, California 92121
(Address of Principal Executive Offices)	(Address of Principal Executive Offices)

9477 Waples Street, Suite 100

San Diego, California 92121

(Address of Principal Executive Offices)

(858) 320-6799

(858) 320-6799

(858) 320-6799

(Co-Registrant’s Telephone Number, Including Area Code)

Not Applicable

Not Applicable

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 29, 2005, the Limited Liability Company Agreement of Consolidation Loan Funding, LLC (the depositor of Student Loan Consolidation Center Student Loan Trust I and Education Loan Asset-Backed Trust I) (“CLF”), dated February 28, 2002, was amended and restated by the Amended and Restated Limited Liability Company Agreement of CLF, dated as of December 27, 2005 (the “Agreement”), to change the manager of CLF and to appoint two independent managers of CLF. A copy of the Agreement is attached hereto as Exhibit 3.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description
3.2	Amended and Restated Limited Liability Company Agreement of Consolidation Loan Funding, LLC, dated as of December 27, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Co-Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 10, 2006	STUDENT LOAN CONSOLIDATION CENTER STUDENT LOAN TRUST I, as Co-Registrant

By: Goal Financial, LLC, as Issuer Administrator of Student Loan Consolidation Center Student Loan Trust I

	By:	/s/ Seamus Garland
	Name:	Seamus Garland
	Title:	Secretary

January 10, 2006	EDUCATION LOAN ASSET-BACKED TRUST I, as Co-Registrant

By: Goal Financial, LLC, as Issuer Administrator of Education Loan Asset-Backed Trust I

	By:	/s/ Seamus Garland
	Name:	Seamus Garland
	Title:	Secretary

January 10, 2006	CONSOLIDATION LOAN FUNDING, LLC, as Co-Registrant

By: Goal Financial, LLC, as Manager of Consolidation Loan Funding, LLC

	By:	/s/ Seamus Garland
	Name:	Seamus Garland
	Title:	Secretary

8-K

EXHIBIT INDEX

Exhibit No.	Document Description
3.2	Amended and Restated Limited Liability Company Agreement of Consolidation Loan Funding, LLC, dated as of December 27, 2005.

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